EXHIBIT 99.1

LendingClub Reports Second Quarter 2019 Results
Record results with simplification program ahead of plan
SAN FRANCISCO – August 6, 2019 – LendingClub Corporation (NYSE: LC), America’s largest online lending marketplace connecting borrowers and investors, today announced financial results for the second quarter ended June 30, 2019.
Record results

•	LendingClub’s innovation, simplification program and focus on partnerships are transforming the company and enabling it to sustain robust operational and financial momentum.

•	Record loan originations of $3.1 billion, up 11% year-over-year.

•	Record Net Revenue of $190.8 million, up 8% year-over-year.

•	GAAP Consolidated Net Loss of $(10.6) million compared to $(60.9) million in the second quarter of 2018.

•	Record Adjusted EBITDA of $33.2 million, up 29% year-over-year.

•
Adjusted EBITDA Margin of 17.4%, up 2.9 percentage points year-over-year driven by record Contribution Margin which benefited from improving customer acquisition and origination and servicing cost efficiency.

•	Adjusted Net Loss of $(1.2) million compared to $(6.7) million in the second quarter of 2018.
Innovation driving adoption on both the borrower and investor sides of the platform

•
Data driven improvements in demand generation helped grow applications and improve conversion in the second quarter of 2019 compared to the same quarter last year. Innovation to improve throughput resulted in 72% of customers going from application to approval within 24 hours, up from 46% in the second quarter of 2018, helping to increase conversion rates and drive business model efficiency.

•
Structured programs innovation is enabling more investors to access our platform. 35% of loans purchased by investors in the second quarter of 2019 were through structured program channels developed by LendingClub over the last two years. Our next generation certificate program launched in July.

•
Our recently launched Select Plus Platform, the next step in our ambitious product to platform strategy, opens up the LendingClub marketplace to sophisticated investors to identify opportunities to approve borrowers who fall outside the current criteria.

Simplification program ahead of plan and transforming our ability to serve customers and improve margins

•	Geolocation: 309 Full Time Equivalent (FTE) employees at our new site in the Salt Lake City area, with most of the 550 FTE capacity filled by year end.

•	Business process outsourcing: 450+ operations and technology support personnel at quarter end. Lowering unit costs, swapping fixed cost for variable cost, and increasing our capacity and capabilities.

•	Further initiatives which leverage LendingClub’s scale are benefiting Contribution Margin and Adjusted EBITDA Margin.
Strong momentum towards full year goals

•
Maintaining full year 2019 Net Revenue range of $765 million to $795 million; updating GAAP Consolidated Net Loss range to ($38) million to ($23) million reflecting $18 million year-to-date expenses related to legal, regulatory and other expense related to legacy issues; cost structure simplification expense; and other items recognized during the first half of 2019; improving Adjusted Net Loss range to ($20) million to ($5) million; and raising lower end of Adjusted EBITDA range to $120 million to $135 million.

•
Expect third quarter 2019 Net Revenue to be in the range of $200 million to $210 million (up 8% to 14% year-over-year); GAAP Consolidated Net Income and Adjusted Net Income both in the range of $0 million to $5 million; and Adjusted EBITDA in the range of $35 million to $40 million.

•	On track to be Adjusted Net Income profitable in the third quarter of 2019. Raising full year Adjusted EBITDA and Adjusted Net Income guidance.
“LendingClub is adding more customers and capital to its marketplace, compounding its competitive advantages,” said Scott Sanborn, CEO of LendingClub. “This is enabling more borrowers to improve their financial health, more investors to generate competitive risk-adjusted returns, and LendingClub to serve both more efficiently.”

LendingClub remains well positioned over the long term

•
LendingClub provides tools that help Americans save money on their path to financial health through lower borrowing costs and a seamless user experience. We also seek to help investors efficiently generate competitive risk-adjusted returns through diversification.

•
The company is the market leader in personal loans – a $130 billion+ industry and the fastest growing segment of consumer credit in the United States – and has an estimated potential immediate addressable market opportunity of more than $445 billion.

•	The company's marketplace gives it unique strengths which enable it to expand its market opportunity, competitive advantage, and growth potential:

◦
Our marketplace model generates savings for borrowers by finding and matching the lowest available cost of capital with the right borrower and attracts investors with a low cost of capital by efficiently generating competitive returns and duration diversification;

◦	Our broad spectrum of investors enables us to serve more borrowers and to enhance our marketing efficiency; and

◦	Scale, data, and innovation enable us to generate and convert demand efficiently while managing price and credit risk effectively (3M+ customers).

•	The company is enhancing its operating leverage and capacity to generate cash with efficiency initiatives.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2019	2018	2019	2018
Loan Originations	$3,129.5	$2,818.3	$5,857.4	$5,124.3
Net Revenue	$190.8	$177.0	$365.2	$328.6
GAAP Consolidated Net Loss	$(10.6)	$(60.8)	$(30.5)	$(92.0)
Adjusted EBITDA	$33.2	$25.7	$55.8	$41.0
Adjusted Net Loss	$(1.2)	$(6.7)	$(12.8)	$(20.9)
Second Quarter 2019 Financial Highlights
Commenting on financial results, Tom Casey, CFO of LendingClub said, “We are executing our simplification program ahead of plan which contributed to our strong second quarter results. This transformation of our cost structure enables us to grow responsibly and increase our operating leverage in 2019 and beyond.”
Loan Originations – Loan originations in the second quarter of 2019 were $3.1 billion improving 11% compared to the same quarter last year.
Net Revenue – Net Revenue in the second quarter of 2019 was $190.8 million improving 8% compared to the same quarter last year driven primarily by a higher volume of loan originations.
GAAP Consolidated Net Loss – GAAP Consolidated Net Loss was $(10.6) million for the second quarter of 2019 improving $50.2 million compared to the same quarter last year driven primarily by a goodwill impairment expense recognized during the second quarter of 2018, a decline in expenses related to the resolution of certain legacy issues and an increase in net revenue.
Adjusted EBITDA – Adjusted EBITDA was $33.2 million in the second quarter of 2019 improving $7.5 million compared to the same quarter last year.
Adjusted Net Loss – Adjusted Net Loss was $(1.2) million in the second quarter of 2019 improving $5.5 million compared to the same quarter last year.
Contribution – Contribution was $99.6 million in the second quarter of 2019, improving $14.1 million compared to the same quarter last year.
Earnings Per Share (EPS) – Basic and diluted EPS attributable to LendingClub was $(0.12) in the second quarter of 2019, compared to basic and diluted EPS attributable to LendingClub of $(0.72) in the same quarter last year. All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.
Adjusted EPS – Adjusted EPS was $(0.01) in the second quarter of 2019, compared to Adjusted EPS of $(0.08) in the same quarter last year. All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.
Net Cash and Other Financial Assets – As of June 30, 2019, net cash and other financial assets totaled $670.8 million. For a calculation of net cash and other financial assets, refer to the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

About LendingClub

LendingClub was founded to transform the banking system to make credit more affordable and investing more rewarding. Today, LendingClub’s online credit marketplace connects borrowers and investors to deliver more efficient and affordable access to credit. Through its technology platform, LendingClub is able to create cost efficiencies and passes those savings onto borrowers in the form of lower rates and to investors in the form of risk-adjusted returns. LendingClub is based in San Francisco, California. Currently, residents of the following states may invest in LendingClub notes: AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, ME, MD, MI, MN, MO, MS, MT, ND, NE, NH, NJ, NV, NY, OK, OR, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, or WY. All loans are made by federally regulated issuing bank partners. More information is available at https://www.lendingclub.com.

Conference Call and Webcast Information

The LendingClub second quarter 2019 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, August 6, 2019. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 3076474, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available on August 6, 2019, until August 13, 2019, by calling +1 (877) 344-7529 or outside the U.S. +1 (412) 317-0088, with Conference ID 10133466. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts

For Investors:
IR@lendingclub.com

Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures and Supplemental Financial Statement Information

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Contribution, Contribution Margin, Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings (Loss) Per Share (Adjusted EPS) and Net Cash and Other Financial Assets. Our non-GAAP measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

In particular, we believe Contribution and Contribution Margin are useful measures of direct product profitability because the measures illustrate the relationship between the costs most directly associated with revenue generating activities and the related revenue, and the effectiveness of the direct costs in obtaining revenue. Contribution is calculated as net revenue less “Sales and marketing” and “Origination and servicing” expenses on the Company’s Statements of Operations, adjusted to exclude cost structure simplification and non-cash stock-based compensation expenses within these captions and income or loss attributable to noncontrolling interests. The adjustment for cost structure simplification expense relates to a review of our cost structure and a number of expense initiatives underway, including the establishment of a site in the Salt Lake City area. The expense includes incremental and excess personnel-related expenses associated with establishing our Salt Lake City area site and external advisory fees. Contribution Margin is a non-GAAP financial measure calculated by dividing Contribution by total net revenue.

We believe Adjusted Net Income (Loss) is an important measure because it directly reflects the financial performance of our business operations. Adjusted Net Income (Loss) adjusts for certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as (1) expenses related to our cost structure simplification as discussed above, (2) goodwill impairment, (3) legal, regulatory and other expense related to legacy issues, and (4) other items (including certain non-legacy litigation and/or regulatory settlement expenses and gains on disposal of assets), net of tax. In the second quarter of 2019, we added an adjustment to Adjusted Net Income (Loss) and Adjusted EBITDA for other items to adjust for expenses or gains that are not part of our core operating results. Other items include certain non-legacy litigation and/or regulatory settlement expenses and gains on disposal of assets.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they allow for the comparison of our core operating results, including our return on capital and operating efficiencies, from period to period. Adjusted EBITDA adjusts for certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as (1) cost structure simplification expense, (2) goodwill impairment, (3) legal, regulatory and other expense related to legacy issues, (4) other items, (5) depreciation, impairment and amortization expense, (6) stock-based compensation expense, (7) income tax expense (benefit), and (8) acquisition related expenses. Legacy items are generally those expenses that arose from the decisions of legacy management prior to the board review initiated in 2016 and resulted in the resignation of our former CEO, including legal and other costs associated with ongoing regulatory and government investigations, indemnification obligations, litigation, and termination of certain legacy contracts. Additionally, we utilize Adjusted EBITDA as an input into the Company’s calculation of the annual bonus plan. Adjusted EBITDA Margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA by total net revenue.

We believe Adjusted EPS is an important measure because is directly reflects the financial performance of our business operations. Adjusted EPS is a non-GAAP financial measure calculated by dividing Adjusted Net Income (Loss) by the weighted-average diluted common shares outstanding.

There are a number of limitations related to the use of these non-GAAP financial measures versus their most comparable GAAP measure. In particular, many of the adjustments to derive the non-GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

Safe Harbor Statement

Some of the statements above, including statements regarding future product initiatives, borrower and investor demand and anticipated future financial results are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing borrowers and investors; our ability to obtain or add bank functionality; competition; overall economic conditions; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about LendingClub is available in the prospectus for LendingClub’s notes, which can be obtained on LendingClub’s website at https://www.lendingclub.com/info/prospectus.action.

*****

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenue:

Transaction fees	$152,207	$135,926	$287,604	$247,108

Interest income	92,562	127,760	192,734	265,778
Interest expense	(66,916)	(100,898)	(142,276)	(211,741)
Net fair value adjustments	(35,974)	(26,556)	(70,703)	(55,269)
Net interest income and fair value adjustments	(10,328)	306	(20,245)	(1,232)
Investor fees	32,272	27,400	64,003	55,295
Gain on sales of loans	13,886	11,880	29,038	24,551
Net investor revenue	35,830	39,586	72,796	78,614

Other revenue	2,770	1,467	4,825	2,924

Total net revenue	190,807	176,979	365,225	328,646
Operating expenses: (1)
Sales and marketing	69,323	69,046	135,946	126,563
Origination and servicing	24,931	25,593	53,204	48,238
Engineering and product development	43,299	37,650	85,845	74,487
Other general and administrative	64,324	57,583	121,200	109,892
Goodwill impairment	—	35,633	—	35,633
Class action and regulatory litigation expense	—	12,262	—	25,762
Total operating expenses	201,877	237,767	396,195	420,575
Loss before income tax expense	(11,070)	(60,788)	(30,970)	(91,929)
Income tax (benefit) expense	(438)	24	(438)	63
Consolidated net loss	(10,632)	(60,812)	(30,532)	(91,992)
Less: Income attributable to noncontrolling interests	29	49	64	50
LendingClub net loss	$(10,661)	$(60,861)	$(30,596)	$(92,042)
Net loss per share attributable to LendingClub:
Basic (2)	$(0.12)	$(0.72)	$(0.35)	$(1.10)
Diluted (2)	$(0.12)	$(0.72)	$(0.35)	$(1.10)
Weighted-average common shares - Basic (2)	86,719,049	84,238,897	86,429,892	83,950,978
Weighted-average common shares - Diluted (2)	86,719,049	84,238,897	86,429,892	83,950,978

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sales and marketing	$1,540	$2,023	$3,111	$3,883
Origination and servicing	846	1,102	1,770	2,174
Engineering and product development	5,475	5,464	10,706	10,743
Other general and administrative	12,690	11,208	23,216	20,798
Total stock-based compensation expense	$20,551	$19,797	$38,803	$37,598

(2)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	Y/Y
Operating Highlights:
Loan originations (in millions)	$3,130	$2,728	$2,871	$2,886	$2,818	11%
Net revenue	$190,807	$174,418	$181,521	$184,645	$176,979	8%
Consolidated net loss	$(10,632)	$(19,900)	$(13,412)	$(22,749)	$(60,812)	83%
Contribution (1)	$99,556	$85,688	$91,023	$88,453	$85,416	17%
Contribution margin (1)	52.2%	49.1%	50.1%	47.9%	48.3%	8%
Adjusted EBITDA (1)	$33,181	$22,589	$28,464	$28,052	$25,670	29%
Adjusted EBITDA margin (1)	17.4%	13.0%	15.7%	15.2%	14.5%	20%
Adjusted net loss (1)	$(1,232)	$(11,518)	$(4,110)	$(7,330)	$(6,727)	82%
EPS – diluted (2)	$(0.12)	$(0.23)	$(0.16)	$(0.27)	$(0.72)	83%
Adjusted EPS – diluted (1) (2)	$(0.01)	$(0.13)	$(0.05)	$(0.09)	$(0.08)	88%
Loan Originations by Investor Type:
Banks	45%	49%	41%	38%	40%
Other institutional investors	21%	18%	19%	19%	16%
Managed accounts	16%	17%	16%	21%	19%
LendingClub inventory	13%	10%	18%	15%	18%
Self-directed retail investors	5%	6%	6%	7%	7%
Total	100%	100%	100%	100%	100%
Loan Originations by Program:
Personal loans – standard program	69%	71%	72%	71%	74%
Personal loans – custom program	24%	21%	21%	22%	18%
Other – custom program (3)	7%	8%	7%	7%	8%
Total	100%	100%	100%	100%	100%
Personal Loan Originations by Loan Grade – Standard Loan Program (in millions):
A	$705.6	$608.3	$604.9	$607.0	$506.0	39%
B	650.8	574.5	591.6	563.3	610.2	7%
C	509.2	452.5	495.9	506.1	575.4	(12)%
D	308.1	243.5	267.1	286.9	296.3	4%
E	0.6	49.4	83.8	72.7	70.3	(99)%
F	—	0.2	6.3	21.7	18.4	(100)%
G	—	—	1.3	5.4	3.9	(100)%
Total	$2,174.3	$1,928.4	$2,050.9	$2,063.1	$2,080.5	5%

(1)	Represents a non-GAAP measure. See “Reconciliation of GAAP to Non-GAAP Measures.”

(2)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

(3)	Comprised of education and patient finance loans, auto refinance loans, and small business loans. Beginning in the third quarter of 2019 this category will no longer include small business loans.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	Y/Y
Servicing Portfolio by Method Financed (in millions, at end of period):
Whole loans sold	$12,777	$11,761	$10,890	$10,475	$9,512	34%
Notes	1,092	1,169	1,243	1,347	1,428	(24)%
Certificates	471	577	689	830	967	(51)%
Secured borrowings	42	59	81	108	143	(71)%
Loans invested in by the Company	426	565	843	464	523	(19)%
Total	$14,808	$14,131	$13,746	$13,224	$12,573	18%
Employees and contractors (4)	1,715	1,621	1,687	1,762	1,722	—%

(4)	As of the end of each respective period.

LENDINGCLUB CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$334,713	$372,974
Restricted cash	166,034	271,084
Securities available for sale (includes $53,007 and $53,611 pledged as collateral at fair value, respectively)	220,449	170,469
Loans held for investment at fair value	1,512,984	1,883,251
Loans held for investment by the Company at fair value	5,027	2,583
Loans held for sale by the Company at fair value	435,083	840,021
Accrued interest receivable	17,545	22,255
Property, equipment and software, net	119,553	113,875
Intangible assets, net	16,242	18,048
Other assets	239,276	124,967
Total assets	$3,066,906	$3,819,527
Liabilities and Equity
Accounts payable	$8,677	$7,104
Accrued interest payable	14,561	19,241
Accrued expenses and other liabilities	262,844	152,118
Payable to investors	64,126	149,052
Notes, certificates and secured borrowings at fair value	1,517,951	1,905,875
Payable to securitization note holders	—	256,354
Credit facilities and securities sold under repurchase agreements	324,426	458,802
Total liabilities	2,192,585	2,948,546
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 87,616,553 and 86,384,667shares issued, respectively; 87,160,013 and 85,928,127 shares outstanding, respectively (1)	876	864
Additional paid-in capital (1)	1,439,244	1,405,392
Accumulated deficit	(548,323)	(517,727)
Treasury stock, at cost; 456,540 shares (1)	(19,485)	(19,485)
Accumulated other comprehensive income	1,313	157
Total LendingClub stockholders’ equity	873,625	869,201
Noncontrolling interests	696	1,780
Total equity	874,321	870,981
Total liabilities and equity	$3,066,906	$3,819,527

(1)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
GAAP LendingClub net loss	$(10,661)	$(19,935)	$(13,462)	$(22,804)	$(60,861)	$(30,596)	$(92,042)
Engineering and product development expense	43,299	42,546	39,552	41,216	37,650	85,845	74,487
Other general and administrative expense	64,324	56,876	61,303	57,446	57,583	121,200	109,892
Cost structure simplification expense (1)	646	3,706	880	—	—	4,352	—
Goodwill impairment	—	—	—	—	35,633	—	35,633
Class action and regulatory litigation expense	—	—	—	9,738	12,262	—	25,762
Stock-based compensation expense (2)	2,386	2,495	2,732	2,895	3,125	4,881	6,057
Income tax (benefit) expense	(438)	—	18	(38)	24	(438)	63
Contribution	$99,556	$85,688	$91,023	$88,453	$85,416	$185,244	$159,852
Total net revenue	$190,807	$174,418	$181,521	$184,645	$176,979	$365,225	$328,646
Contribution margin	52.2%	49.1%	50.1%	47.9%	48.3%	50.7%	48.6%

(1)
Contribution excludes the portion of personnel-related expenses associated with establishing a site in the Salt Lake City area that are included in the “Sales and marketing” and “Origination and servicing” expense categories.

(2)	Contribution excludes stock-based compensation expense included in the “Sales and marketing” and “Origination and servicing” expense categories.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
GAAP LendingClub net loss	$(10,661)	$(19,935)	$(13,462)	$(22,804)	$(60,861)	$(30,596)	$(92,042)
Cost structure simplification expense (1)	1,934	4,272	6,782	—	—	6,206	—
Goodwill impairment	—	—	—	—	35,633	—	35,633
Legal, regulatory and other expense related to legacy issues (2)	6,791	4,145	2,570	15,474	18,501	10,936	35,474
Other items (3)	704	—	—	—	—	704	—
Adjusted net loss	$(1,232)	$(11,518)	$(4,110)	$(7,330)	$(6,727)	$(12,750)	$(20,935)
Depreciation and impairment expense:
Engineering and product development	11,838	13,373	12,372	13,221	10,197	25,211	19,444
Other general and administrative	1,596	1,542	1,525	1,488	1,420	3,138	2,839
Amortization of intangible assets	866	940	941	940	959	1,806	1,994
Stock-based compensation expense	20,551	18,252	17,718	19,771	19,797	38,803	37,598
Income tax (benefit) expense	(438)	—	18	(38)	24	(438)	63
Adjusted EBITDA	$33,181	$22,589	$28,464	$28,052	$25,670	$55,770	$41,003
Total net revenue	$190,807	$174,418	$181,521	$184,645	$176,979	$365,225	$328,646
Adjusted EBITDA margin	17.4%	13.0%	15.7%	15.2%	14.5%	15.3%	12.5%

Weighted-average GAAP diluted shares (4) (5)	86,719,049	86,108,871	85,539,436	84,871,828	84,238,897	86,429,892	83,950,978
Weighted-average other dilutive equity awards	—	—	—	—	—	—	—
Non-GAAP diluted shares (4) (5)	86,719,049	86,108,871	85,539,436	84,871,828	84,238,897	86,429,892	83,950,978

Adjusted EPS - diluted (4)	$(0.01)	$(0.13)	$(0.05)	$(0.09)	$(0.08)	$(0.15)	$(0.25)

(1)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area which are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. In the fourth quarter of 2018 and first quarter of 2019, also includes external advisory fees which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(2)
Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations. For the second quarter and first half of 2019, includes expense related to the termination of a legacy contract and legacy legal expenses, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. For the first quarter, second quarter and first half of 2019, also includes expense related to the dissolution of certain private funds managed by LCAM, which is included in “Net fair value adjustments” on the Company’s Condensed Consolidated Statements of Operations.

(3)
Includes expenses related to certain non-legacy litigation and regulatory matters, partially offset by a gain on the sale of our small business operating segment, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(4)	All share information and balances have been retroactively adjusted to reflect a 1-for-5 reverse stock split effective as of July 5, 2019.

(5)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.

LENDINGCLUB CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	June 30, 2019				December 31, 2018
	Retail Program (1)	ConsolidatedVIEs (2)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet	Retail Program (1)	ConsolidatedVIEs (2)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet
Assets
Cash and cash equivalents	$—	$—	$334,713	$334,713	$—	$—	$372,974	$372,974
Restricted cash	—	—	166,034	166,034	15,551	17,660	237,873	271,084
Securities available for sale	—	—	220,449	220,449	—	—	170,469	170,469
Loans held for investment at fair value	1,071,128	441,856	—	1,512,984	1,241,157	642,094	—	1,883,251
Loans held for investment by the Company at fair value	—	—	5,027	5,027	—	—	2,583	2,583
Loans held for sale by the Company at fair value	—	—	435,083	435,083	—	245,345	594,676	840,021
Accrued interest receivable	8,545	4,281	4,719	17,545	8,914	7,242	6,099	22,255
Property, equipment and software, net	—	—	119,553	119,553	—	—	113,875	113,875
Intangible assets, net	—	—	16,242	16,242	—	—	18,048	18,048
Other assets	—	—	239,276	239,276	—	530	124,437	124,967
Total assets	$1,079,673	$446,137	$1,541,096	$3,066,906	$1,265,622	$912,871	$1,641,034	$3,819,527
Liabilities and Equity
Accounts payable	$—	$—	$8,677	$8,677	$—	$—	$7,104	$7,104
Accrued interest payable	8,545	4,281	1,735	14,561	11,484	7,594	163	19,241
Accrued expenses and other liabilities	—	—	262,844	262,844	—	15	152,103	152,118
Payable to investors	—	—	64,126	64,126	—	—	149,052	149,052
Notes, certificates and secured borrowings at fair value	1,071,128	441,856	4,967	1,517,951	1,254,138	648,908	2,829	1,905,875
Payable to securitization note holders	—	—	—	—	—	256,354	—	256,354
Credit facilities and securities sold under repurchase agreements	—	—	324,426	324,426	—	—	458,802	458,802
Total liabilities	1,079,673	446,137	666,775	2,192,585	1,265,622	912,871	770,053	2,948,546
Total equity	—	—	874,321	874,321	—	—	870,981	870,981
Total liabilities and equity	$1,079,673	$446,137	$1,541,096	$3,066,906	$1,265,622	$912,871	$1,641,034	$3,819,527

(1)
Represents loans held for investment at fair value that are funded directly by our Retail Program notes. The liabilities are only payable from the cash flows generated by the associated assets. We do not assume principal or interest rate risk on loans facilitated through our lending marketplace that are funded by our Retail Program because loan balances, interest rates and maturities are matched and offset by an equal balance of notes with the exact same interest rates and maturities. We do not retain any economic interests from our Retail Program. Interest expense on Retail Program notes of $80.8 million was equally matched and offset by interest income from the related loans of $80.8 million for the first half of 2019, resulting in no net effect on our Net interest income and fair value adjustments.

(2)
Represents assets and equal and offsetting liabilities of certain VIEs that we are required to consolidate in accordance with GAAP, but which are not legally ours. The liabilities are only payable from the cash flows generated by the associated assets. The creditors of the VIEs have no recourse to the general credit of the Company. This includes LC Trust (which issues certificates backed by loans held by the trust) and any consolidated securitization trusts. Interest expense on these liabilities owned by third-parties of $47.5 million and net fair value adjustments of $7.7 million for the first half of 2019 were equally matched and offset by interest income on the loans of $55.2 million, resulting in no net effect on our Net interest income and fair value adjustments. Economic interests held by LendingClub, including retained interests, residuals and equity of the VIEs, are reflected in “Loans held for sale by the Company at fair value” and “Restricted cash,” respectively, within the “All Other LendingClub” column.

(3)
Represents all other assets and liabilities of LendingClub, other than those related to our Retail Program and certain consolidated VIEs, but includes any retained interests, residuals and equity of those consolidated VIEs.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
NET CASH AND OTHER FINANCIAL ASSETS
(In thousands)
(Unaudited)

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Cash and loans held for investment by the Company
Cash and cash equivalents	$334,713	$402,311	$372,974	$348,018	$434,179
Loans held for investment by the Company at fair value	5,027	8,757	2,583	12,198	9,621
Total	339,740	411,068	375,557	360,216	443,800

Other financial assets partially secured by credit facilities
Securities available for sale	220,449	197,509	170,469	165,442	149,804
Loans held for sale by the Company at fair value	435,083	552,166	840,021	459,283	515,307
Payable to securitization note holders	—	(233,269)	(256,354)	—	—
Credit facilities and securities sold under repurchase agreements	(324,426)	(263,863)	(458,802)	(305,336)	(349,232)
Total	$331,106	$252,543	$295,334	$319,389	$315,879

Net cash and other financial assets (1)	$670,846	$663,611	$670,891	$679,605	$759,679

(1)	Comparable GAAP measure cannot be provided as not practicable.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE (1)
(In millions)
(Unaudited)

	Three Months Ended	Year Ended
	September 30, 2019	December 31, 2019
GAAP Consolidated net income (loss) (2)	$0 - $5	$(38) - $(23)
Cost structure simplification expense (3)	—	6
Legal, regulatory and other expense related to legacy issues (4)	—	11
Other items (5)	—	1
Adjusted net income (loss) (2)	$0 - $5	$(20) - $(5)
Stock-based compensation expense	21	81
Depreciation, amortization and other net adjustments	14	59
Adjusted EBITDA (2)	$35 - $40	$120 - $135

(1)	For the second half of 2019, reconciliation of comparable GAAP Consolidated Net Income (Loss) to Adjusted Net Income (Loss) cannot be provided as not practicable.

(2)
Guidance excludes certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as expenses related to our cost structure simplification, legal, regulatory and other expense related to legacy issues, and other items (including certain non-legacy litigation and/or regulatory settlement expenses and gains on disposal of assets). Full year guidance now reflects such items that have been recognized during the first half of 2019.

(3)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area which are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. In the fourth quarter of 2018 and first quarter of 2019, also includes external advisory fees which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(4)
Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations. For the second quarter and first half of 2019, includes expense related to the termination of a legacy contract and legacy legal expenses, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. For the first quarter, second quarter and first half of 2019, also includes expense related to the dissolution of certain private funds managed by LCAM, which is included in “Net fair value adjustments” on the Company’s Condensed Consolidated Statements of Operations.

(5)
Includes expenses related to certain non-legacy litigation and regulatory matters, partially offset by a gain on the sale of our small business operating segment, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.